PRELIMINARY COPY


       [PROXY TABULATOR]       IMPORTANT:  ELECTRONIC VOTING OPTIONS AVAILABLE
       [address]               Fast, convenient, easy and generally available
                               24 hours a day!


          VOTE BY TELEPHONE                    VOTE ON THE INTERNET
1.   Read the Proxy Statement and      1. Read the Proxy Statement and have
     have this card on hand               this card on hand

2.   Call toll-free 1-888-221-0697     2. Go to www.proxyweb.com/MoneyFunds

3.   Enter the control number shown    3. Enter the control number shown to
     to the left and follow the           the left and follow the simple
     simple instructions                  instructions

4.   Keep this card for your records   4. Keep this card for your records

***   CONTROL NUMBER:  999 999 999 999 99   ***

FUND NAME PRINTS HERE           Special Meeting of Shareholders - March 28, 2002

I hereby appoint John Millette, Maureen E. Kane, Caroline Pearson and Kathryn L. Quirk, each with the full power of substitution, as my proxies to vote all shares of the above-referenced fund (the "Fund") that I am entitled to vote, as shown on the reverse side, at the Special Meeting of Shareholders (the "Special Meeting") of the Fund to be held on March 28, 2002 at 4:00 p.m., Eastern time, at the offices of Zurich Scudder Investments, Inc., 13th Floor, Two International Place, Boston, MA 02110-4103, and at any adjournments or postponements thereof. I hereby revoke any and all proxies with respect to such shares previously given by me. I acknowledge receipt of the Proxy Statement relating to the Special Meeting.

This instruction may be revoked at any time prior to its exercise at the Special Meeting by execution of a subsequent proxy card, by written notice to the Fund's Secretary or by voting in person at the Special Meeting.

                                     IF NOT VOTING ELECTRONICALLY,
                                 PLEASE SIGN, DATE AND RETURN PROMPTLY
                                       IN THE ENCLOSED ENVELOPE.
                                          NO POSTAGE REQUIRED.


                              Dated _______________________________, 2002
                                    Signature(s) of Shareholder(s)

                              Please sign exactly as your name or names appear. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such.


                              Please  fill in box as shown  using
                              black or blue Ink or number 2 pencil.      X

                              PLEASE DO NOT USE FINE POINT PENS.


                             YOUR VOTE IS IMPORTANT!

   TO VOTE BY TOUCH-TONE PHONE OR INTERNET, SEE INSTRUCTIONS ON REVERSE SIDE.

This proxy, if properly executed, will be voted in the manner directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposal.

This proxy is solicited on behalf of the Board of Trustees of the Fund. The Board of Trustees unanimously recommends a vote FOR the proposal.

PROPOSAL 1                                         FOR        AGAINST    ABSTAIN

To approve a new investment management               O            O         O
agreement for the Fund with Zurich
Scudder Investments, Inc.

PROPOSAL 2                                        FOR        AGAINST     ABSTAIN

(For  shareholders  of Scudder  Emerging             0            0         0
Markets Income Fund, Scudder Global Bond
Fund, Scudder Greater Europe Growth Fund and Scudder International Fund only) to approve a new sub-advisory agreement between the Fund's investment manager and Deutsche Asset Management Investment
Services Limited

PROPOSAL 3                                        FOR        AGAINST     ABSTAIN

(For  shareholders  of  Scudder  Pacific             0            0         0
Opportunities Fund only) to approve a new sub-advisory agreement between the
Fund's  investment  manager  and  Zurich
Scudder Investments Singapore Limited

PROPOSAL 4                                        FOR        AGAINST     ABSTAIN

(For  shareholders  of Scudder Gold Fund             0            0         0
only)  to  approve  a  new  sub-advisory
agreement  between the Fund's investment
manager    and    Scudder    Investments
Australia Limited


The proxies are authorized to vote in their discretion on any other business that may properly come before the meeting and any adjournments or postponements thereof.



         PLEASE BE SURE TO SIGN AND DATE THIS PROXY ON THE REVERSE SIDE